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Exhibit 10.3

ASPEON, INC.
SECURED CONVERTIBLE PROMISSORY NOTE

        THIS NOTE AND THE SECURITIES REPRESENTED BY THIS SECURED CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

$	September , 2002

        For value received, Aspeon, Inc., a Delaware corporation (the "Company"), hereby promises to pay to                         ("Holder"), the principal sum of                         ($            ) with simple interest thereon from the date of this Secured Convertible Promissory Note (the "Note") until paid at the rate of ten percent (10%) per annum, calculated on a monthly basis. The principal hereof shall be due and payable on the one year anniversary of the issuance of this Note, unless, at the option of the Holder and pursuant to the terms of Section 1 hereof, earlier converted into capital stock of the Company. The interest due under this note shall be due on the last day of each month after the date hereof. This Note is one in a series of notes issued to lenders of the Company ("Holders"), with an aggregate principal amount of up to $500,000 (collectively, the "Notes"), the rights of which are set forth herein and in a security agreement dated as of the date hereof (the "Security Agreement").

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY THE SECURITY AGREEMENT EXECUTED BY THE COMPANY IN FAVOR OF HOLDER AS COLLATERAL AGENT FOR THE BENEFIT OF THE PURCHASERS. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

        1.    Conversion Prior to the Repayment Date.

          (a)  The Company and the Holder agree that all or a portion of the outstanding principal hereof (the "Debt") shall, at the election of the Holder (the "Conversion Election"), be convertible into shares of Common Stock of the Company at a purchase price (the "Conversion Price") equal to $0.08 per share, as adjusted for stock splits, combinations and the like. If the Company at any time while this Note remains outstanding shall split or subdivide its outstanding shares of Common Stock into a greater number of shares, pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, or combine the outstanding shares of Common Stock of the Company into a smaller number of shares, the Conversion Price shall be proportionately decreased in the case of a split, subdivision or dividend or proportionately increased in the case of a combination. The number of Shares into which this Note may be converted shall be determined by dividing the Debt or a portion of the Debt, as the case may be, by the Conversion Price. If the Holder makes the Conversion Election, the Holder agrees to surrender this Note for conversion at the principal office of the Company at the time of such closing, and the Company and the Holder agree to execute all appropriate documentation necessary to effect such conversion, including, in the event of a Conversion Election for a portion of the Debt, issuance of a new promissory note in the form of this Note for the remaining portion of the Debt. Upon the Conversion Election, the Holder shall receive from the Company all accrued interest due under this Note.

          (b)  If upon any conversion of this Note a fraction of a share would result, the Company will pay in lieu thereof in cash the amount of principal represented by such fractional share.

        2.    Issuance of Stock on Conversion.

          (a)  As soon as practicable after conversion of this Note pursuant to Section 1 hereof, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company). Such conversion shall be deemed to have been made upon the applicable event of conversion described in Section 1 above, regardless of whether the Note has been surrendered on such date. Notwithstanding the foregoing, the Holder agrees to promptly surrender the Note prior to or upon such conversion.

          (b)  The Company covenants to authorize (and if necessary create), maintain and reserve, a sufficient number of shares of the applicable securities for conversion of this Note pursuant to Section 1 hereof.

        3.    Transfer Procedure.

        This Note is not transferable without the written consent of the Company, which may not be unreasonably withheld. Upon surrender and cancellation of this Note upon any such transfer, the Company shall issue a new note for the same aggregate principal amount and interest to the transferee. The Company and any transfer agent may deem and treat the person in whose name this Note is registered upon the books of the Company as the absolute owner of this Note (whether or not this Note is overdue and notwithstanding any notation of ownership or other writing hereon) for all other purposes, and neither the Company nor any transfer agent shall be affected by any notice to the contrary. All payments to the registered owner shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum so paid.

        4.    Holder Representations and Warranties.

        Holder understands that this Note and the securities that may be purchased thereby have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption from the registration provisions of such Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder's representations as expressed herein and in the Transaction Documents (as defined in the Security Agreement).

        5.    Notice.

        All notices and other communications required or permitted hereunder shall be in writing and shall be either mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier or sent via facsimile, addressed to the address of each respective party set forth on the signature pages hereto, or at such other address as each party shall have furnished to the other party in writing. All such notices and other written communications shall be effective (i) if mailed, three (3) business days after mailing, (ii) if delivered, upon delivery, (iii) if sent by nationally recognized overnight delivery courier, one (1) business day after deposit with such courier and (iv) if sent by facsimile, upon confirmation of receipt printed/obtained from the transmitting machine.

        6.    Amendment and Waivers.

        This Note may be amended at any time and from time to time with the written consent of the Company and the Holder. Any written amendment, waiver, or consent by the Holder shall be conclusive and binding upon Holder and any future holder of this Note and of any note issued in exchange or substitution therefor, irrespective of whether or not any notation of such amendment, waiver, or consent is made upon this Note or such exchanged or substituted note. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

        7.    Event of Default.

        The occurrence of the following shall constitute an "Event of Default" under this Note: (a) the Company shall fail to pay when due any principal or interest on the due date hereunder and such payment shall not have been made within ten (10) business days of such due date; (b) the Company admits in writing an inability to pay debts generally as they become due; (c) the Company makes a general assignment for the benefit of creditors; (d) the Company applies for or consents to the appointment of a receiver of the whole or any substantial part of the Company's assets; (e) the Company files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or a arrangement with creditors or to take advantage of any insolvency law; (f) an order, judgment, or decree is entered, without the application, approval, or consent of the Company, by any court of competent jurisdiction adjudging the Company to be a bankrupt or approving a petition appointing a receiver, trustee, or liquidator of the whole or any substantial part of the assets of the Company, and such order, judgment, or decree is not vacated or set aside or stayed within sixty (60) days from the date of its entry; or (g) in the event of a material breach of the Transaction Documents (as defined in the Security Agreement) by the Company which remains uncured after the period allowed to cure the breach.

        8.    Rights of Holder upon Event of Default.

        Upon the occurrence or existence of any Event of Default described in Section 7(a) and at any time thereafter during the continuance of such Event of Default, Holder may, with the consent of the Holders holding a majority of the aggregate principal amount of the then outstanding Notes, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 7(b), 7(c), 7(d), 7(e) or 7(f), immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

        9.    Governing Law and Venue.

        This Note is delivered in and shall be construed in accordance with the laws of the State of California without regard to any rules that would apply the law of another jurisdiction. Venue shall lie exclusively in Orange County, California.

        10.    Attorneys' Fees and Costs.

        In the event that any dispute among the parties to this Note should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals, as well as costs of collection.

        IN WITNESS WHEREOF, the undersigned has executed this Secured Convertible Promissory Note as of the date first referenced above.

ASPEON, INC.		HOLDER

By:	/s/ DONALD W. RUTHERFORD	By:	/s/ KENNETH KADLEC
Name:	Donald W. Rutherford	By:	/s/ RICHARD STACK
		By:	/s/ HORACE HERTZ
		Name:	Kenneth Kadlec, Richard Stack, Horace Hertz

SIGNATURE PAGE TO SECURED CONVERTIBLE PROMISSORY NOTE

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ASPEON, INC. SECURED CONVERTIBLE PROMISSORY NOTE